CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-95929 and No. 33-39262) of DCH Technology, Inc. and Subsidiaries of our report dated February 1, 2002 appearing in item 7 in this Annual Report on Form 10-KSB.


/s/  Moss Adams LLP


Los Angeles, California
March 28, 2002